Exhibit 99.1

PRESS RELEASE:

TEXAS UNITED BANCSHARES, INC.

January 25, 2006

Texas United Bancshares, Inc. Announces Fourth Quarter and Full Year 2005 Financial Results

Diluted EPS for 2005 Increased 18.0% over 2004

2005 Full Year Highlights:

•	Diluted EPS for 2005 was $1.31, up $0.20 per diluted share or 18.0% compared with $1.11 per diluted share for 2004.

•	Net earnings for the year 2005 were $10.7 million, up $4.7 million or 77.5% compared with $6.1 million for the year 2004.

•	The net interest margin for 2005 was 4.92%, a 48 basis point improvement compared with 4.44% for 2004.

•	Organic loan growth for the year 2005 (excluding $139.6 million acquired with the Gateway acquisition) was approximately $198.7 million or 28.6%.

•	Demand deposits at December 31, 2005 were $317.7 million representing 28.3% of total deposits and were up 69.5% compared with demand deposits of $187.5 million at December 31, 2004.

•	Noninterest income for 2005 was $24.7 million, up $5.6 million or 29.2% compared with $19.1 million for 2004.

Fourth Quarter 2005 Highlights:

•	The net interest margin for the fourth quarter 2005 was 4.94%, up 9 basis points compared with 4.85% for the third quarter of 2005, and up 30 basis points compared with 4.64% for the fourth quarter of 2004.

•	Acquisition of Gateway Holding Company and Gateway National Bank completed on December 1, 2005.

•	Noninterest expense for the fourth quarter 2005 was $15.4 million, up $166,000 compared with the third quarter of 2005. Excluding Gateway’s noninterest expense for December 2005 of $650,000, noninterest expense on a linked quarter basis would have declined approximately $484,000.

•	Organic loan growth for the fourth quarter of 2005 on a linked quarter basis (excluding $139.6 million in loans acquired with the Gateway acquisition) was approximately $44.4 million or 5.2%.

•	Organic deposit growth for the fourth quarter of 2005 on a linked quarter basis (excluding $204.8 million in deposits acquired with the Gateway acquisition) was approximately $35.9 million or 4.1%.

LA GRANGE, Texas, January 25, 2006 — Texas United Bancshares, Inc. (NASDAQ: TXUI), a community banking organization and parent company of State Bank, La Grange, Texas, GNB Financial, n.a., Gainesville, Texas, and Gateway National Bank, Dallas, Texas, today reports net earnings of $2.6 million for the fourth quarter ended December 31, 2005, an increase of $1.2 million or 84.2% compared with $1.4 million for the fourth quarter of 2004. Diluted earnings per share for the fourth quarter of 2005 were $0.31, up $0.13 or 72.2% compared with $0.18 per diluted share for the fourth quarter of 2004. The higher net earnings and diluted earnings per share for the fourth quarter of 2005, compared with the same quarter of 2004, were primarily due to internal growth and higher market interest rates on earning assets resulting in continued net interest margin improvement, and the acquisition of Gateway on December 1, 2005. Diluted earnings per share for the fourth quarter of 2005 were impacted by the issuance of approximately 1,357,000 shares of common stock in connection with the acquisition of Gateway. Weighted average diluted shares outstanding for the fourth quarter of 2005 were approximately 8,555,000 compared with 7,953,000 for the fourth quarter of 2004, a weighted average increase of approximately 602,000 shares.

Net earnings for the year ended December 31, 2005 were $10.7 million, an increase of $4.7 million or 77.5% compared with $6.1 million for the year 2004. Diluted earnings per share for the year ended December 31, 2005 were $1.31, up $0.20 per diluted share or 18.0% compared with $1.11 for the year 2004. The increase in net earnings for the year 2005, compared with the year 2004, was primarily due to higher market interest rates on increased earning assets and increased noninterest income as a result of internal growth, the full year effect of the GNB acquisition in October 2005, and the Gateway acquisition. Diluted earnings per share for the year ended December 31, 2005 were impacted by the issuance of approximately 1,357,000 shares of common stock in connection with the Gateway acquisition, the issuance of approximately 1,457,000 shares of common stock in connection with the GNB acquisition in October 2004 and the sale of 2,300,000 shares of common stock through a public offering in August 2004. Weighted average diluted shares outstanding for the year 2005 were approximately 8,184,000 compared with 5,442,000 for the year 2004, a weighted average increase of approximately 2,742,000 shares.

Don Stricklin, President and CEO of Texas United Bancshares, Inc., said, “We were very pleased to report record earnings for Texas United in 2005 which reflects our continued growth over the past year and a half with our expanding presence in growing Texas markets. Our acquisition of Gateway was completed in December 2005 and, pending regulatory approval, we expect to complete the acquisition of The Express Bank of Texas in the first quarter of 2006, and pending regulatory and Northwest shareholder approval, we expect to complete the acquisition of Northwest Bancshares and its subsidiary, Northwest Bank, in the second of quarter of 2006.”

Income Statement Data.

Net interest income, before the provision for loan losses, for the fourth quarter ended December 31, 2005 was $14.7 million, up $3.3 million or 29.4% compared with $11.4 million for the fourth quarter of 2004. The net interest margin for the fourth quarter of 2005 was 4.94%, up 9 basis points compared with 4.85% for the third quarter of 2005 and up 30 basis points compared with 4.64% for the fourth quarter of 2004. Net interest income, before the provision for loan losses, for the year ended December 31, 2005 was $53.0 million, up $20.3 million or 62.0% compared with $32.7 million for the year 2004. The net interest margin for the year ended December 31, 2005 was 4.92%, up 48 basis points compared with 4.44% for the year 2004. The increases in net interest income and the improved net interest margin for both the fourth quarter of 2005 and year 2005 were primarily due to additional interest income earned on larger earning-asset volumes as a result of internal growth and acquisitions, with higher earning-asset yields as a result of increases in short-term market interest rates, that were partially offset by additional interest expense on higher volumes of interest-bearing liabilities with slightly higher interest rates paid for those funding sources.

Noninterest income for the fourth quarter ended December 31, 2005 was $5.8 million, up $947,000 or 19.7% compared with $4.8 million for the fourth quarter of 2004. Noninterest income for the year ended December 31, 2005 was $24.7 million, up $5.6 million or 29.2% compared with $19.1 million for the year 2004. The increases in both periods were primarily due to increased fees collected on additional loan and deposit accounts as a result of internal growth, the full year effect of the GNB acquisition, and the Gateway acquisition. Increased mortgage servicing revenue was principally the result of increased mortgage banking activities and higher mortgage loan origination volumes.

Noninterest expense for the fourth quarter ended December 31, 2005 was $15.4 million, an increase of $1.9 million or 14.5% compared with $13.4 million for the fourth quarter of 2004. Noninterest expense for the year ended December 31, 2005 was $57.6 million, up $16.6 million or 40.4% compared with $41.1 million for the year 2004. The increase in both periods reflect the impact of Texas United’s expansion and acquisition activities over the past eighteen months, including the impact of additional staffing and occupancy costs from each acquisition, staffing to handle expanded back office operations, professional and legal fees related to compliance and acquisition projects, the construction of three full-service banking centers in the third and fourth quarters of 2005, and increased mortgage banking activities.

The efficiency ratios for the fourth quarter of 2005 and for the year ended December 31, 2005 were 73.21% and 72.40%, respectively. These ratios were calculated on a net basis which excludes intangible amortization and securities gains and losses, and includes interest income on a fully tax-equivalent basis. Historically, Texas United has reported efficiency ratios on a gross basis (which does not adjust for intangible amortization or the tax equivalency of interest income). Calculated on a gross basis, the efficiency ratios would have been 75.11% for the fourth quarter of 2005 and 74.09% for the year ended December 31, 2005, compared with 83.02% for the fourth quarter of 2004 and 79.49% for the year ended December 31, 2004. Going forward, Texas United plans to present the efficiency ratio on a net basis. Although noninterest expense has increased comparatively in recent periods, management believes that Texas United has achieved increased economies of scale through its expansion activities, and this is positively reflected in its improved efficiency ratio.

Asset Quality Data.

Nonperforming assets at December 31, 2005 were $7.1 million or 0.46% of total assets, compared with $3.9 million or 0.34% of total assets at December 31, 2004. A portion of the increase was attributable to a parcel of other real estate owned acquired in the Gateway acquisition. Texas United has a contract for the sale of the property and management expects to complete the sale for a full recovery in the first quarter of 2006. Net charge-offs for the fourth quarter of 2005 were $1.1 million or 0.47% of average loans, compared with $456,000 or 0.27% of average loans at December 31, 2004. Net charge-offs for the year ended December 31, 2005 were $2.7 million or 0.35% of average loans, compared with $964,000 or 0.19% of average loans at December 31, 2004. The allowance for loan losses at December 31, 2005 was $9.6 million or 0.93% of total loans.

Balance Sheet Data.

Total assets at December 31, 2005 were $1.6 billion, up $411.1 million or 36.0% compared with $1.1 billion at December 31, 2004. Total investment securities at December 31, 2005 were $269.2 million, down $32.5 million or 10.8% compared with $301.6 million at December 31, 2004. Total loans at December 31, 2005 were $1.0 billion, up $338.3 million or 48.8% compared with $693.5 million at December 31, 2004. Total deposits at December 31, 2005 were $1.1 billion, up $241.3 million or 27.4% compared with $880.1 million at December 31, 2004. Total borrowings at December 31, 2005 were $265.3 million, up $126.7 million or 91.4% compared with $138.6 million at December 31, 2004.

Shareholders’ equity at December 31, 2005 was $137.9 million, an increase of $33.1 million or 31.6% compared with $104.8 million at December 31, 2004. The increase was primarily the result of the Gateway acquisition and full year 2005 earnings. At December 31, 2005, there were 9,225,106 shares of Texas United common stock outstanding.

Texas United Bancshares, Inc. is a registered financial holding company listed on the NASDAQ National Market under the symbol “TXUI.” Texas United operates through three wholly-owned subsidiary banks, State Bank, GNB Financial, n.a., and Gateway National Bank, all of which offer a complete range of banking services. State Bank is headquartered in La Grange, Texas with twenty-two full-service banking centers located in central and south central Texas. GNB Financial is headquartered in Gainesville, Texas with seven full-service banking centers located in Cooke, Denton and Ellis counties, north and south of the Dallas-Fort Worth metroplex. Gateway National Bank is headquartered in Dallas, Texas with six Dallas area banking centers. In addition, State Bank operates five loan production offices and eleven limited service branches located in Houston, San Antonio and Austin, Texas.

Forward-Looking Statements:

Except for historical information, certain of the matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including, but not limited to, the following: general business and economic conditions in the markets Texas United serves may be less favorable than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in the interest rate environment which could reduce Texas United’s net interest margin; acquisition integration may be more difficult than anticipated; legislative or regulatory developments including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial securities industry; competitive factors may increase, including product and pricing pressures among financial services organizations; and changes in accounting principles, policies or guidelines. All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in Texas United’s reports and registration statements filed with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements contained in this release.

Contact:

Jeffrey A. Wilkinson

Executive Vice President and Chief Financial Officer

979-968-8451

jeff.wilkinson@statebanktx.com

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31,
	2005	2004	Change	Percent
	(Unaudited)
ASSETS
Cash and due from banks	$61,764	$36,752	$25,012	68.1%
Federal funds sold	33,620	4,015	29,605	737.4%

Total cash and cash equivalents	95,384	40,767	54,617	134.0%

Securities available for sale, at fair value	232,965	301,631	(68,666)	-22.8%
Securities held to maturity, at cost	36,209	—	36,209

Total loans, including loans held for sale	1,031,838	693,548	338,290	48.8%
Allowance for loan losses	(9,592)	(6,685)	(2,907)	-43.5%

Total loans, net	1,022,246	686,863	335,383	48.8%

Premises and equipment, net	53,520	39,730	13,790	34.7%
Accrued interest receivable	7,433	5,214	2,219	42.6%
Goodwill	63,396	40,117	23,279	58.0%
Core deposit intangibles, net	8,847	5,341	3,506	65.6%
Mortgage servicing rights, net	4,878	4,698	180	3.8%
Other assets	27,579	17,005	10,574	62.2%

Total assets	$1,552,457	$1,141,366	$411,091	36.0%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$317,721	$187,454	$130,267	69.5%
Interest-bearing	803,699	692,621	111,078	16.0%

Total deposits	1,121,420	880,075	241,345	27.4%

Securities sold under repurchase agreements	7,120	6,291	829	13.2%
Federal funds purchased	21,901	15,125	6,776	44.8%
Junior subordinated deferrable interest debentures	37,624	17,520	20,104	114.7%
Borrowings	205,755	105,940	99,815	94.2%
Other liabilities	20,724	11,603	9,121	78.6%

Total liabilities	1,414,544	1,036,554	377,990	36.5%

SHAREHOLDERS’ EQUITY
Common stock	9,210	7,802	1,408	18.0%
Additional paid-in capital	102,682	75,935	26,747	35.2%
Retained earnings	30,045	21,921	8,124	37.1%
Accumulated other comprehensive loss	(3,907)	(729)	(3,178)	-435.9%
Less treasury stock, at cost	(117)	(117)	—	0.0%

Total shareholders’ equity	137,913	104,812	33,101	31.6%

Total liabilities and shareholders’ equity	$1,552,457	$1,141,366	$411,091	36.0%

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	For the Three Months Ended December 31,
	2005	2004	Change	Percent
	(Unaudited)
INTEREST INCOME
Loans	$19,141	$12,866	$6,275	48.8%
Investment securities - taxable	2,093	2,522	(429)	-17.0%
Investment securities - tax-exempt	292	144	148	102.8%
Federal funds sold and other temporary investments	177	16	161	1006.3%

Total interest income	21,703	15,548	6,155	39.6%

INTEREST EXPENSE
Deposits	4,097	3,079	1,018	33.1%
Federal funds purchased	74	75	(1)	-1.3%
Borrowings	2,227	622	1,605	258.0%
Securities sold under repurchase agreements	32	—	32	—
Junior subordinated deferrable interest debentures	550	391	159	40.7%

Total interest expense	6,980	4,167	2,813	67.5%

Net interest income	14,723	11,381	3,342	29.4%
Provision for loan losses	1,040	700	340	48.6%

Net interest income after provision for loan losses	13,683	10,681	3,002	28.1%

NONINTEREST INCOME
Service charges on deposit accounts	2,489	1,735	754	43.5%
Mortgage servicing revenue	220	173	47	27.2%
Net gain (loss) on sale of securities	15	(53)	68	128.3%
Net gain on sale of loans	2,047	2,283	(236)	-10.3%
Other noninterest income	982	668	314	47.0%

Total noninterest income	5,753	4,806	947	19.7%

NONINTEREST EXPENSE
Salaries and benefits	9,123	8,138	985	12.1%
Occupancy	2,023	2,177	(154)	-7.1%
Other noninterest expense	4,222	3,111	1,111	35.7%

Total noninterest expense	15,368	13,426	1,942	14.5%

Earnings before provision for income tax expense	4,068	2,061	2,007	97.4%
Provision for income tax expense	1,436	632	804	127.2%

Net earnings	$2,632	$1,429	$1,203	84.2%

Earnings per common share:
Basic	$0.32	$0.18	$0.14	77.8%
Diluted	$0.31	$0.18	$0.13	72.2%

Dividends per common share	$0.08	$0.07	$0.01	14.3%

Weighted average shares outstanding - basic	8,298	7,776	522	6.7%
Weighted average shares outstanding - diluted	8,555	7,953	602	7.6%

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	For the Years Ended December 31,
	2005	2004	Change	Percent
	(Unaudited)
INTEREST INCOME
Loans	$64,593	$36,822	$27,771	75.4%
Investment securities - taxable	10,087	8,161	1,926	23.6%
Investment securities - tax-exempt	821	436	385	88.3%
Federal funds sold and other temporary investments	234	30	204	680.0%

Total interest income	75,735	45,449	30,286	66.6%

INTEREST EXPENSE
Deposits	14,024	9,223	4,801	52.1%
Federal funds purchased	925	194	731	376.8%
Borrowings	5,992	2,157	3,835	177.8%
Securities sold under repurchase agreements	107	—	107	—
Junior subordinated deferrable interest debentures	1,721	1,189	532	44.7%

Total interest expense	22,769	12,763	10,006	78.4%

Net interest income	52,966	32,686	20,280	62.0%
Provision for loan losses	3,838	1,850	1,988	107.5%

Net interest income after provision for loan losses	49,128	30,836	18,292	59.3%

NONINTEREST INCOME
Service charges on deposit accounts	9,185	6,931	2,254	32.5%
Mortgage servicing revenue	1,137	888	249	28.0%
Net (loss) gain on sale of securities	(169)	114	(283)	-248.2%
Net gain on sale of loans	9,543	9,213	330	3.6%
Other noninterest income	4,966	1,937	3,029	156.4%

Total noninterest income	24,662	19,083	5,579	29.2%

NONINTEREST EXPENSE
Salaries and benefits	33,855	23,798	10,057	42.3%
Occupancy	7,809	5,596	2,213	39.5%
Other noninterest expense	15,976	11,667	4,309	36.9%

Total noninterest expense	57,640	41,061	16,579	40.4%

Earnings before provision for income tax expense	16,150	8,858	7,292	82.3%
Provision for income tax expense	5,414	2,808	2,606	92.8%

Net earnings	$10,736	$6,050	$4,686	77.5%

Earnings per common share:
Basic	$1.35	$1.15	$0.20	17.4%
Diluted	$1.31	$1.11	$0.20	18.0%

Dividends per common share	$0.32	$0.28	$0.04	14.3%

Weighted average shares outstanding - basic	7,930	5,264	2,666	50.6%
Weighted average shares outstanding - diluted	8,184	5,442	2,742	50.4%

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

	Quarterly					For the Years Ended December 31,
	2005				2004
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	2005	2004
	(Unaudited)					(Unaudited)
EARNINGS
Net interest income	$14,723	$13,754	$12,942	$12,059	$11,381	$52,966	$32,686
Provision for loan losses	1,040	1,035	1,041	722	700	3,838	1,850
Noninterest income	5,753	6,420	5,246	6,297	4,806	24,662	19,083
Noninterest expense	15,368	15,202	13,197	13,439	13,426	57,640	41,061
Net earnings	2,632	2,690	2,612	2,802	1,429	10,736	6,050
Basic earnings per share	$0.32	$0.34	$0.33	$0.36	$0.18	$1.35	$1.15
Diluted earnings per share	$0.31	$0.34	$0.33	$0.35	$0.18	$1.31	$1.11
Weighted average basic shares outstanding (in 000s)	8,298	7,815	7,805	7,798	7,776	7,930	5,264
Weighted average diluted shares outstanding (in 000s)	8,555	7,979	7,964	7,968	7,953	8,184	5,442

PERFORMANCE RATIOS
Return on average assets	0.77%	0.84%	0.86%	0.97%	0.50%	0.87%	0.74%
Return on average equity	8.87%	10.01%	9.88%	10.66%	5.40%	9.80%	9.97%
Net interest margin	4.94%	4.85%	4.88%	4.87%	4.64%	4.92%	4.44%
Efficiency ratio, gross	75.11%	75.12%	73.02%	73.42%	82.94%	74.09%	79.49%
Full-time equivalent employees	628	573	595	557	522	628	522

CAPITAL
Average equity to average assets	8.72%	8.41%	8.75%	9.08%	9.34%	8.93%	7.43%
Tier 1 leverage capital ratio	8.31%	6.92%	6.97%	7.10%	7.08%	9.20%	7.08%
Book value per share	$14.95	$13.89	$13.75	$13.35	$13.44	$14.95	$13.44
Cash dividend per share	0.08	$0.08	$0.08	$0.08	$0.07	$0.32	$0.28

ASSET QUALITY
Gross charge-offs	$1,282	$833	$857	$684	$621	$3,656	$1,706
Net charge-offs	$1,081	$584	$589	$476	$456	$2,730	$964
Net charge-offs to average loans	0.47%	0.28%	0.30%	0.27%	0.27%	0.35%	0.19%
Allowance for loan losses	$9,592	$7,835	$7,383	$6,931	$6,685	$9,592	$6,685
Allowance for loan losses to total loans	0.93%	0.92%	0.94%	0.96%	0.96%	0.93%	0.96%
Nonperforming loans	$4,716	$4,953	$4,765	$3,208	$3,011	$4,716	$3,011
Other real estate and repossessed assets	$2,360	$1,167	$896	$641	$906	$2,360	$906
Nonperforming assets to total assets	0.46%	0.49%	0.46%	0.33%	0.34%	0.46%	0.34%

END OF PERIOD BALANCES
Loans, including loans held for sale	$1,031,838	$847,861	$786,675	$725,724	$693,548	$1,031,838	$693,548
Total earning assets (before allowance for loan losses)	1,334,632	1,102,692	1,084,723	1,035,947	999,194	1,334,632	999,194
Total assets	1,552,457	1,255,522	1,242,003	1,180,166	1,141,366	1,552,457	1,141,366
Deposits	1,121,420	880,728	902,356	880,306	880,075	1,121,420	880,075
Shareholders’ equity	137,913	108,986	107,445	104,177	104,812	137,913	104,812

AVERAGE BALANCES
Loans , including loans held for sale	$914,300	$822,938	$754,879	$699,763	$679,149	$783,512	$493,490
Total earning assets (before allowance for loan losses)	1,183,377	1,124,095	1,063,221	1,004,551	980,258	1,076,767	735,847
Total assets	1,350,593	1,267,287	1,212,045	1,157,872	1,128,209	1,227,298	816,705
Deposits	954,579	885,055	895,889	884,117	890,913	887,786	639,850
Shareholders’ equity	117,756	106,598	106,065	105,190	105,320	109,591	60,663

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED YIELD/RATE ANALYSIS

(Unaudited)

	For the Three Months Ended December 31,
	2005
	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate
	(Dollars in Thousands)
ASSETS
Interest-earning assets:
Total loans	$914,300	$19,141	8.31%
Taxable securities	223,373	2,093	3.72%
Tax-exempt securities	28,729	292	4.03%
Federal funds sold	16,975	177	4.14%

Total interest-earning assets	1,183,377	21,703	7.28%
Less: allowance for loan losses (ALL)	(8,910)

Total interest-earning assets, net of ALL	1,174,467
Noninterest-earning assets	176,126

Total assets	$1,350,593

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$200,017	$612	1.21%
Saving and money market accounts	196,576	894	1.80%
Time deposits	312,928	2,592	3.29%
Federal funds purchased	7,709	73	3.76%
Junior subordinated deferrable interest debentures	29,548	550	7.38%
Repurchase agreements	5,600	32	2.27%
Other borrowings	218,339	2,227	4.05%

Total interest-bearing liabilities	970,717	6,980	2.85%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	245,058
Other liabilities	17,062

Total liabilities	1,232,837
Shareholders’ equity	117,756

Total liabilities and shareholders’ equity	$1,350,593

Net interest income		$14,723

Net interest spread			4.42%
Net interest margin			4.94%

TEXAS UNITED BANCSHARES, INC.

CONSOLIDATED YIELD/RATE ANALYSIS

(Unaudited)

	For the Years Ended December 31,
	2005			2004
	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Paid	Average Yield / Rate
	(Dollars in Thousands)
ASSETS
Interest-earning assets:
Total loans	$783,512	$64,593	8.24%	$493,490	$36,822	7.46%
Taxable securities	267,599	10,087	3.77%	231,526	8,161	3.52%
Tax-exempt securities	19,653	821	4.18%	8,719	436	5.00%
Federal funds sold	6,003	234	3.90%	2,112	30	1.42%

Total interest-earning assets	1,076,767	75,735	7.03%	735,847	45,449	6.18%
Less: allowance for loan losses (ALL)	(7,386)			(4,654)

Total interest-earning assets, net of ALL	1,069,381			731,193
Noninterest-earning assets	157,917			92,321

Total assets	$1,227,298			$823,514

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$213,106	$2,746	1.29%	$186,079	$2,414	1.30%
Saving and money market accounts	163,332	2,378	1.46%	117,148	1,352	1.15%
Time deposits	305,627	8,900	2.91%	222,447	5,457	2.45%
Federal funds purchased	24,689	925	3.75%	10,579	194	1.83%
Junior subordinated deferrable interest debentures	20,527	1,721	8.38%	13,654	1,189	8.71%
Repurchase agreements	6,016	107	1.78%	—	—	0.00%
Other borrowings	165,353	5,992	3.62%	70,813	2,157	3.05%

Total interest-bearing liabilities	898,650	22,769	2.53%	620,720	12,763	2.06%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	205,721			131,906
Other liabilities	13,336			10,639

Total liabilities	1,117,707			763,265
Shareholders’ equity	109,591			60,249

Total liabilities and shareholders’ equity	$1,227,298			$823,514

Net interest income		$52,966			$32,686

Net interest spread			4.50%			4.12%
Net interest margin			4.92%			4.44%